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                                                                    Exhibit 3.42

                                                                          [SEAL]
602 111 461
                            CERTIFICATE OF FORMATION
                            LIMITED LIABILITY COMPANY
                                       FOR

                            NORTH CAPE FISHERIES, LLC

     Pursuant to Title 25 of the Revised Code of Washington, the undersigned does hereby submit this Certificate of Formation for the purpose of forming a limited liability company.

                                    ARTICLE I
                                      Name

     This name of the limited liability company ("the company") is: NORTH CAPE FISHEPJES, LLC.

                                   ARTICLE II
                                Registered Office

     The address of the registered office of the Company is Suite 201, 2405 Market Street, Seattle, WA 98107 and the name of the registered agent at such address is Webjom Eikrem.

                                   ARTICLE III
                           Principal place of Business

     The address of the principal place of business of the Company is:

                          Suite 201, 2405 Market Street
                                Seattle, WA 98107

                                   ARTICLE IV
                               Period of Existence

     The term of the limited liability company shall be perpetual.

                                    ARTICLE V
                                   Management

     Management of the limited liability company is vested in one or more managers.

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                                   ARTICLE VI
                       Limited Liability Company Agreement

     The internal affairs of the Company and the conduct of its business, to the extent not inconsistent with law, shall be regulated in accordance with a written limited liability company agreement executed by the members.

                                   ARTICLE VII
                  Person Executing the Certificate of Formation

     The name and address of each person executing this Certificate is:

Name                                                  Address
--------------------------------------    --------------------------------------
Webjorn Eikrem                            Suite 201, 2405 Market Street
                                          Seattle, WA 98107

     This Certificate of Formation is hereby executed as of March 31, 2001.


                                          /s/ Webjorn Eikrem
                                          --------------------------------------
                                          (Signature), Webjorn Eikrem

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